                                                                    EXHIBIT 99.1

For Immediate Release                          For More Information Contact:
                                               Barron Beneski (703) 406-5000
                                               Beneski.barron@orbital.com


               ORBITAL ANNOUNCES RESTATEMENT OF FINANCIAL RESULTS

(Dulles, Virginia 29 October 1999) - Orbital Sciences Corporation (NYSE: ORB) today announced that, based on the recommendation of its independent auditors, the company will change its previously audited accounting treatment primarily with respect to its investment in its affiliate, Orbital Imaging Corporation ("ORBIMAGE"), one of its emerging satellite services businesses.

Orbital's previous auditors, KPMG LLP ("KPMG"), reviewed and approved the company's prior accounting treatment and concluded that the company's financial statements were fairly presented in accordance with generally accepted accounting principles. In preparation for the 1999 audit, the company's current independent auditors questioned the ORBIMAGE treatment. KPMG has informed the company that KPMG has now changed its position with respect to this treatment, that the company's financial statements should be restated for fiscal years ended December 31, 1997 and 1998 to reflect certain of the accounting treatments recommended by the new auditors, and that KPMG's earlier opinions should no longer be relied upon.

Orbital is in the process of quantifying the effect of the ORBIMAGE accounting changes, and at this time the company believes that it will restate previously reported financial results from 1997 through the second quarter of 1999. At this time, the company believes that the change in ORBIMAGE accounting should not impact reported revenues, operating income, EBITDA or cash flows, but instead should increase "equity in losses of affiliates" and related interest expense by approximately $60,000,000 in the aggregate for 1997 through the second quarter of 1999. Neither KPMG nor the company's current auditors has reviewed the company's estimate.

                                   -- MORE --

ORBITAL ANNOUNCES RESTATEMENT OF FINANCIAL RESULTS
PAGE 2

In addition, the company's current auditors have questions arising out of the valuation of the company's subsidiary, Magellan Corporation. KPMG has not yet expressed its views with respect to these questions and the effect of a change, if any, in accounting on the matter relating to Magellan has not yet been determined.

Orbital is a space and information systems company that designs, manufactures, operates and markets a broad range of affordable space infrastructure systems, satellite access products and satellite services, including satellites and other space systems, launch vehicles, electronics and sensors, satellite ground systems and software, satellite-based navigation and communications products, and satellite-delivered communications, Earth imaging and other information services.

NOTE: "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Certain "forward-looking statements" contained in this release involve unknown risks and uncertainties that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements, expressed or implied by such forward-looking statements. In particular, statements containing objectives, goals, targets and expectations are not projections of future performance. In addition, factors such as general economic and business conditions, product performance, market acceptance of products, services and technologies, consumer demand, dependence upon long-term contracts with commercial and government customers and timely and accurate assessment of "Year 2000" issues may impact the company's revenues, expenses and profit from period to period. These factors and others related to the company's business are described in further detail in the company's SEC filings, including its Form 10-K and Forms 10-Q.

                                      # # #